Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290

News Release
HEALTHCARE REALTY TRUST ANNOUNCES PLANNED RETIREMENT OF TWO DIRECTORS AND 2024 NOMINEES

NASHVILLE, Tennessee, March 4, 2024 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced the nomination of 11 of its current 13 directors to stand for election to its Board of Directors at the Company’s annual meeting of stockholders to be held on May 21, 2024. The Board has also fixed its size at 11 directors pursuant to the authority granted under the Company’s bylaws.

Current directors W. Bradley Blair, II, Vice Chairman, and Edward H. Braman will be retiring from service on the Board of Directors upon the completion of their current terms of office. Accordingly, they have not been nominated to stand for election at the 2024 annual meeting.

“The Board would like to thank Brad and Ned for their leadership, strategic counsel and significant contributions throughout their service as directors. The Board extends best wishes to each of them,” commented John Knox Singleton, Chairman. “This is in keeping with expectations that the size of the board would naturally be reduced over time following the Company’s merger with Healthcare Trust of America, Inc.”

More information about the Board nominees can be found on the Company’s website (www.healthcarerealty.com) and in the Company’s forthcoming proxy statement relating to the annual meeting of stockholders to be filed with the Securities and Exchange Commission.

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As the first and largest REIT to specialize in medical outpatient buildings, Healthcare Realty's portfolio includes nearly 700 properties totaling over 40 million square feet concentrated in 15 growth markets.

Additional Information and Where to Find It
Healthcare Realty, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at Healthcare Realty’s 2024 annual meeting of stockholders. Healthcare Realty intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Information regarding ownership of Healthcare Realty stock and other securities by Healthcare Realty directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, which can be found through Healthcare Realty’s website (www.healthcarerealty.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Additional information about Healthcare Realty’s directors and executive officers and their interests is set forth in Healthcare Realty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 16, 2024, and Healthcare Realty’s proxy statement for its 2024 annual meeting of stockholders, to be filed with the SEC, and in Healthcare Realty’s other SEC filings, which can be found through Healthcare Realty’s website (www.healthcarerealty.com) in the section “Investors” or through the SEC’s website at www.sec.gov.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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